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                                                                    Exhibit 3(c)

                             CERTIFICATE OF DECREASE
                                       OF
                                SHARES DESIGNATED
                                       AS
                      SERIES G CONVERTIBLE PREFERRED STOCK
                                       OF
                           REGENT COMMUNICATIONS, INC.

          Regent Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

          That the Certificate of Incorporation of said corporation was filed in the office of the Secretary of State of Delaware on November 4, 1996, a Certificate of Amendment was filed on May 16, 1997, a Certificate of Designation was filed on November 26, 1997, an Amended and Restated Certificate of Incorporation was filed on December 5, 1997, a Certificate of Designation was filed on March 31, 1998, a Certificate of Decrease was filed on June 8, 1998, an Amended and Restated Certificate of Incorporation was filed on June 11, 1998, and a Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock was filed in said office of the Secretary of State on January 21, 1999.

          That in a writing signed by all of the members of the Board of Directors of said corporation, the Board of Directors duly adopted a resolution authorizing and directing a decrease in the number of shares designated as Series G Convertible Preferred Stock of the corporation, from 4,000,000 shares to 2,000,000 shares, in accordance with the provisions of section 151 of the General Corporation Law of the State of Delaware. The 2,000,000 shares eliminated from the Series G Convertible Preferred Stock shall revert to the status of authorized and unissued shares of Preferred Stock of the corporation, undesignated as any series of Preferred Stock.

          IN WITNESS WHEREOF, the said Regent Communications, Inc. has caused this consent to be executed by its Chairman/Chief Executive Officer this 18th day of June, 1999.


                                              REGENT COMMUNICATIONS, INC.


                                              By: /s/ Terry S. Jacobs
                                                  Terry S. Jacobs, Chairman and
                                                  Chief Executive Officer